BYLAWS

                               OF

                    THE MONTANA POWER COMPANY







Adopted on     :    September 22, 1992

As Amended on  :    December 13, 1994
                    January 24, 1995


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                    THE MONTANA POWER COMPANY

                      AMENDMENTS TO BYLAWS


Article   Amendment                      Date of Amendment

  11      Establishment of the           December 13, 1994
          number of Directors as
          fourteen (14).
          (See Attachment A hereto.)


  11      The Directors shall be divided January 24, 1995
          into three groups, each as
          nearly equal as possible.
          Each group of Directors shall
          stand for election upon
          expiration of their terms.
          Directors shall hold their
          terms.  Directors shall hold
          office for a term of three (3)
          years or until a successor is
          duly elected and qualified.
          (See Attached B hereto).
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                                             ATTACHMENT B

                  THE MONTANA POWER COMPANY
                 CERTIFICATION OF RESOLUTION
     I, R. M. Ralph, Assistant Secretary of The Montana Power Company, a corporation, hereby certify that the following is a full, true and correct copy of Resolution duly adopted by the Board of Directors of The Montana Power Company at a meeting duly called and held January 24, 1995 and that said Resolution is in full force and effect as of the date of this certificate.
          RESOLVED, that the Board of Directors hereby finds it to be advisable and in the best interest of the Corporation that the first paragraph of Section 11 of the Corporation's Bylaws, as amended, be amended to read as follows:

               "The affairs of the Corporation shall be managed by a Board of fourteen (14) Directors.
          The Directors shall be divided into three groups, each as nearly equal in number as possible. Each group of Directors shall stand for election upon expiration of their terms. Directors shall hold office for a term of three (3) years or until a successor is duly elected and qualified."

     IN WITNESS WHEREOF, I have hereunto set my hand and the Seal of said Corporation this 26th day of April 1995.

                         /s/ R. M. Ralph
                         R. M. Ralph, Assistant Secretary

(SEAL)